                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Roy F. Weston, Inc.
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                                 [WESTON LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2000

                                                                 1400 Weston Way
                                                     West Chester, PA 19380-1499
                                                                   April 5, 2000


TO ALL HOLDERS OF SHARES OF SERIES A COMMON STOCK AND
COMMON STOCK OF ROY F. WESTON, INC.

         The 2000 annual meeting of the shareholders of Roy F. Weston, Inc. will be held at the offices of the Company, 1400 Weston Way, West Chester, Pennsylvania, on May 15, 2000, at 11:00 a.m. local time, to consider and take action on the following matters:

         (1) Election of 11 directors to serve for the ensuing year and until their successors shall have been duly chosen and qualified.

         (2) Such other business as may properly be brought before the meeting.

         The Board of Directors has fixed March 15, 2000 as the record date for the meeting, and only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting. All shareholders are cordially invited to attend the meeting in person.

         A proxy statement is set forth on the following pages, and a proxy card is enclosed.

         PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                             By Order of the Board of Directors,



                                             Arnold P. Borish
                                             Corporate Secretary

                                PROXY STATEMENT
                     FOR 2000 ANNUAL MEETING OF SHAREHOLDERS


                               GENERAL INFORMATION

         Roy F. Weston, Inc. (referred to as the "Company" or "We") is furnishing this proxy statement to shareholders of the Company in connection with the solicitation of proxies by the Company to be used at the annual meeting of shareholders to be held at the Company's principal executive offices at 11:00 a.m. on May 15, 2000 and at any adjournment or postponement thereof. The Company's principal executive offices are located at 1400 Weston Way, West Chester, Pennsylvania 19380-1499.

         We are mailing this proxy statement and the accompanying proxy card to shareholders on or about April 5, 2000. We will pay the expense of this solicitation. In addition to solicitation by mail, some officers, directors, and regular employees of the Company may solicit proxies by telephone or in person, for which they will not be separately compensated.

         A shareholder may revoke his or her proxy at any time before it is exercised, by giving written notice of such revocation, or by delivering a properly executed proxy bearing a later date, to the Corporate Secretary of the Company. In addition, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby revoking any proxy previously given. A shareholder will not revoke a proxy merely by attending the meeting; to revoke a proxy a shareholder must take one of the foregoing actions. The persons named in the enclosed proxy card will vote as directed in the proxy. In the absence of such direction, the persons named in the enclosed proxy card will vote as stated below with respect to the election of directors. As to other items of business that may arise at the meeting, they will, subject to the applicable rules of the Securities and Exchange Commission (the "SEC"), vote in accordance with their best judgment.

         At the close of business on March 15, 2000 (the "Record Date"), the Company had outstanding 2,089,019 Common Shares and 7,875,121 Series A Common Shares. Each share of Common Stock ("Common share") outstanding on the Record Date will entitle the holder to one vote, and each share of Series A Common Stock ("Series A share") outstanding on the Record Date will entitle the holder to one-tenth of one vote, on each matter to be acted upon at the meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders of record as of the Record Date will constitute a quorum for the conduct of business at the meeting. Shareholders do not have cumulative voting rights in the election of directors. Nominees for director must receive a plurality of the votes cast at the meeting to be elected. Neither abstentions nor broker non-votes are counted in determining the number of votes cast at the meeting.

                            1. ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

         The first proposal on the agenda for this year's annual meeting will be to elect eleven directors to serve for a one-year term and until their respective successors are elected and qualified. The persons named in the enclosed proxy card intend to vote for the nominees for director named below. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy card will vote for the election of such substitute nominee, if any, as may be named by the Board of Directors.

         The following sets forth certain information with respect to the nominees for director, each of whom is currently a director of the Company. Except as otherwise stated, each of the nominees has been engaged in his or her principal occupation described below during the past five years, and none of the organizations or corporations in which the nominees worked was a parent, subsidiary or other affiliate of the Company.

         RICHARD L. ARMITAGE, 54, PRESIDENT, ARMITAGE ASSOCIATES, L. C. (DIRECTOR SINCE 1997). Ambassador Armitage is engaged in a wide range of international business development and public policy activities. He currently provides his professional services to private sector companies to develop strategic business opportunities. Ambassador Armitage previously served the United States in numerous diplomatic roles throughout the world, with particular emphasis in the Pacific Rim, Middle East, and the New Independent States. He has also served as Assistant Secretary of Defense for International Security Affairs. Ambassador Armitage currently serves as a director of CACI International, Inc.

         JESSE BROWN, 56, PRESIDENT AND CHIEF EXECUTIVE OFFICER, BROWN AND ASSOCIATES. (DIRECTOR SINCE 1997). Mr. Brown formed Brown and Associates, a consulting firm, in 1997, following 25 years of professional experience in administrative and executive positions in the public sector. From 1993 to July 1997, he served as Secretary for the United States Department of Veterans Affairs. In this capacity he oversaw the second largest Federal Department, with a budget of more than $39 billion and more than 240,000 employees. Mr. Brown currently serves as a Director of Maximus, Inc.

         THOMAS E. CARROLL, 56, PRESIDENT AND CHIEF EXECUTIVE OFFICER, MEDIQ INCORPORATED. (DIRECTOR SINCE 1998). Mr. Carroll has worked in the health care industry for 32 years. In 1990 he was appointed Executive Vice President and Chief Operating Officer of MEDIQ/PRN, a wholly owned subsidiary of MEDIQ Incorporated. In 1994, he was named President of MEDIQ/PRN. Since 1995, Mr. Carroll has served as President and Chief Executive Officer of MEDIQ Incorporated, which is engaged in the medical equipment rental business. He currently serves as a director of MEDIQ Incorporated.

         TOM HARVEY, 51, CHIEF EXECUTIVE OFFICER, A-55, INC. (DIRECTOR SINCE
1997). Mr. Harvey has served as Chief Executive Officer of A-55, Inc., a leading fuel technology company, since July 1999. He was President of A-55, Inc. from February 1998 through July 1999. He also serves as Chairman of the Global Environment & Technology Foundation, a non-profit corporation that he founded, which promotes environmental technology development and commercialization, and sustainable development. Mr. Harvey is also Chairman of Global Initiatives, Inc. and GlobeQuest International, Ltd., two private-sector firms engaged in the communications and international marketing businesses, respectively. Previously, he held a number of senior-level positions in the U.S. Army, Department of Defense, White House, and Congressional offices.

         WAYNE F. HOSKING, JR., ESQ., 34, GOVERNMENT RELATIONS DIRECTOR, ROY F. WESTON, INC. (DIRECTOR SINCE 1996). Mr. Hosking has been employed by the Company since 1988. Since 1990, he has held various positions in client services, marketing, and sales capacities. In his current position he manages the Company's Washington, D.C. office. Mr. Hosking is licensed to practice law in Colorado and the District of Columbia. He is the son-in-law of A. Frederick Thompson, and is married to the granddaughter of Roy F. Weston, who is also the niece of Katherine W. Swoyer.

         WILLIAM L. ROBERTSON, J.D., M.P.A., 54, CHIEF EXECUTIVE OFFICER. (DIRECTOR SINCE 1998). Mr. Robertson served as President and Chief Executive Officer of the Company from May 1997 to May 1998, as Chairman and Chief Executive Officer from May 1998 to May 1999, and as Chief Executive Officer since May 1999. Before joining the Company, he advised corporations and municipalities on business development opportunities in the environment and technology sectors. From 1996 to 1997, Mr. Robertson was Chairman and founder of a software development firm, OneSoft, Inc. From 1993 to 1995, he served as President of Global Environment & Technology Foundation, a non-profit corporation that promotes environmental technology development and commercialization, and sustainable development. Before 1993, Mr. Robertson spent over 20 years in various sectors of the U.S. Department of Defense, including the U.S. Army Corps of Engineers, representing the U.S. government on a wide variety of international and domestic issues.

         KATHERINE W. SWOYER, 52, TRAVEL CONSULTANT. (DIRECTOR SINCE 1992; VICE-CHAIRMAN OF THE BOARD OF DIRECTORS FROM 1997 TO MAY 1999; CHAIRMAN OF THE BOARD OF DIRECTORS SINCE MAY 1999). From 1994 to 1998, Ms. Swoyer was the owner and president of International Corporate Travel Services, Inc. ("Intercorp"), a travel agency. She is presently an independent travel consultant. She is the daughter of Roy F. Weston, the sister-in-law of A. Frederick Thompson, the mother of Thomas M. Swoyer, Jr. and the aunt of the wife of Wayne F. Hosking, Jr.

         THOMAS M. SWOYER, JR., 29, OPERATIONS MANAGER, SAN ANTONIO TX OFFICE, ROY F. WESTON, INC. (DIRECTOR SINCE 1996). Mr. Swoyer presently serves as Operations Manager for the Company's San Antonio, Texas office and as a Client Service Manager, with responsibility for the Company's marketing initiative along the border between the United States and Mexico. During 1991 to 1998, he held the positions of Junior Marketing Analyst and Market Development Professional in the Strategic Marketing and Proposal Management Departments of the Company as well as Client Service Manager in the Company's Southern Division. Mr. Swoyer is the grandson of Roy F. Weston, the son of Katherine W. Swoyer and the late Thomas M. Swoyer, former President of the Company from 1984 to 1989, and the nephew of A. Frederick Thompson.

         A. FREDERICK THOMPSON, PH.D., P.E., 58, PROGRAM DIRECTOR, ENVIRONMENTAL TECHNOLOGY, NATIONAL SCIENCE FOUNDATION. (DIRECTOR SINCE 1975). Dr. Thompson assumed his current position with the National Science Foundation in 1997. Previously, he served as Chairman of the Board of Directors of the Company from October 1991 to March 1996, Vice Chairman from 1989 to 1991, and Executive Vice President from 1987 to 1990. Dr. Thompson is the son-in-law of Roy F. Weston, the father-in-law of Wayne F. Hosking, Jr., the brother-in-law of Katherine W. Swoyer, and the uncle of Thomas M. Swoyer, Jr.

         ROY F. WESTON, P.E., DEE, 88, RETIRED, ROY F. WESTON, INC. (DIRECTOR SINCE 1957). Mr. Weston is the founder and Chairman Emeritus of Roy F. Weston, Inc. He served as Chairman of the Board of Directors from March 1996 to July 1996. He was Chairman Emeritus from October 1991 to March 1996 and resumed his role in that capacity in July 1996. Mr. Weston served as Chairman of the Board of Directors and Chief Executive Officer of the Company for more than 35 years. He is the father of Katherine W. Swoyer, the father-in-law of A. Frederick Thompson, the grandfather of the wife of Wayne F. Hosking, Jr., and the grandfather of Thomas M. Swoyer, Jr.

         JAMES H. WOLFE, 67, CERTIFIED PUBLIC ACCOUNTANT. (DIRECTOR SINCE 1998). From 1968 through 1994, Mr. Wolfe was a partner in the accounting and consulting firm of Coopers & Lybrand L.L.P., where he was responsible for overseeing the firm's professional services to many of its largest clients and served as Regional Director of Accounting, Auditing and SEC Consulting. Since his retirement from Coopers & Lybrand L.L.P. on December 31, 1994, he has been providing accounting and financial consulting services to selected corporations and other organizations.

ORGANIZATION OF THE BOARD OF DIRECTORS

         The Board of Directors held 9 meetings during 1999. Each incumbent director attended at least 75% of the aggregate of all meetings of the full Board of Directors and of all committees of the Board of Directors on which he or she served.

         Set forth below is information regarding certain of the committees of our Board of Directors. The Board of Directors does not have standing nominating or compensation committees.

         The Executive Committee held 7 meetings during 1999. Its voting members are Katherine W. Swoyer (Chairman), Richard L. Armitage, Thomas E. Carroll, Tom Harvey and Roy F. Weston. William L. Robertson is a non-voting member of the Executive Committee. Subject to certain limitations, the Executive Committee can exercise the powers and authority of the Board of Directors in the intervals between Board of Directors' meetings. The Executive Committee also establishes the compensation of executive officers of the Company and recommends to the Board of Directors nominees for election as directors of the Company.

         The Audit Committee held 5 meetings during 1999. Its members are Roy F. Weston (Chairman), Jesse Brown, Wayne F. Hosking, Jr., Thomas M. Swoyer, Jr., A. Frederick Thompson and James H. Wolfe. The Audit Committee recommends annually to the Board of Directors a firm of independent accountants for appointment as auditors of the Company, reviews and approves the fees paid to the independent accountants, and reviews with the independent accountants the scope and results of each annual audit and the recommendations made by the independent accountants, the Company's internal audit department and the Company's financial officer. The Audit Committee also reviews related party transactions.

COMPENSATION OF DIRECTORS

         The non-executive Chairman of the Board receives an annual retainer of $45,000. Each other director who is not an officer of the Company receives an annual retainer equal to $12,000. The retainer is payable quarterly and is paid in cash unless the director is required to participate or has elected to participate in the Roy F. Weston Director Stock Compensation Plan (the "Director Plan").

         The Director Plan was approved by the Company's shareholders on May 10, 1999, and became effective on that date. Under the Director Plan all directors who hold fewer than 25,000 shares of the Company's stock (including both Series A shares and Common shares) must be paid their quarterly retainer in Series A shares, valued on the date that is 10 days after the day on which the Board's regular quarterly meeting is held. A director who holds more than 25,000 shares of the Company's stock may elect to participate in the Director Plan by notifying the Company before the later of ten days after the most recent annual meeting of shareholders or ten days after he or she first becomes a director.

            All directors who are not officers of the Company also receive $1,500 plus travel expenses for each Board meeting they attend and for each Committee meeting they attend that is not held on the same day as a meeting of the Board. Fees payable to a director who is a non-officer employee of the Company are reduced by that director's employee salary for the days that director attends a meeting of the Board or a Board Committee.



                                2. OTHER BUSINESS

         Management of the Company does not currently plan to bring any other business before the meeting, and has not been informed of any other matters that are to be presented at the meeting. If any such business is properly presented, however, the persons named in the enclosed proxy card will, subject to the applicable rules of the SEC, vote in accordance with their best judgment.

                             PRINCIPAL SHAREHOLDERS

         The table below sets forth, as of March 15, 2000, certain information regarding the beneficial ownership of the Common shares and Series A shares by each person known by the Company to beneficially own more than 5% of any class of the Company's capital stock, each of the Company's directors and director nominees, each of the executive officers of the Company named in the Summary Compensation Table appearing later in this Proxy Statement, and all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all of the shares owned by each of them.


                                                                                                                   PERCENTAGE OF
                                          NUMBER OF      NUMBER OF     PERCENTAGE     PERCENTAGE     PERCENTAGE     AGGREGATE
                                        COMMON SHARES    SERIES A      OF CAPITAL     OF COMMON      OF SERIES A      VOTING
     NAME AND ADDRESS (1)                  (2)(20)     SHARES(2)(11)     STOCK          SHARES         SHARES      POWER (3)(20)
     --------------------                  -------     -------------     -----          ------         ------      -------------
Vanguard Fiduciary Trust Company, as
Trustee (4)                                               967,973          9.7             --           12.3            3.4
Heartland Advisors, Inc. (5)                    --        990,000          9.9             --           12.6            3.4
Franklin Advisory Services, LLC (6)             --        625,000          6.3             --            7.9            2.2
The TCW Group, Inc. (7)                         --        540,800          5.4             --            6.9            1.9
Dimensional Fund Advisors, Inc. (8)             --        390,600          3.9             --            5.0            1.4
RFW Partnership Limited (9)                438,081             --          4.4           21.0             --           15.2
Katherine W. Swoyer and Susan W
Thompson, as Trustees (10)                 162,111             --          1.6            7.8             --            5.6
William L. Robertson                            --         59,400            *             --              *              *
Patrick G. McCann                               --         44,460            *             --              *              *
William G. Mecaughey (12)                       --         26,589            *             --              *              *
Richard L. Armitage (13)                        --          3,258            *             --              *              *
Jesse Brown                                     --          3,258            *             --              *              *
Thomas E. Carroll                               --          4,258            *             --              *              *
Tom Harvey                                      --          5,658            *             --              *              *
Wayne F. Hosking, Jr. (10)(14)             103,181          9,679          1.1            4.9              *            3.6
Katherine W. Swoyer (9)(10)(15)            429,976            872          4.3           20.6              *           15.0
Thomas M. Swoyer, Jr. (10)(16)              89,672          1,456            *            4.3              *            3.1
A. Frederick Thompson (9)(10)(17)          386,338          3,103          3.9           18.5              *           13.4
Roy F. Weston (9)(18)                      190,000         39,151          2.3            9.1              *            6.7
James H. Wolfe                                  --          3,258            *             --              *              *
All directors and
executive officers as
a group (19)                             1,799,359        204,400         20.1           86.1            2.6           63.3

* Less than 1%.

         (1) Except as indicated below, the business address of each beneficial owner is c/o Roy F. Weston, Inc., 1400 Weston Way, West Chester, PA 19380-1499.

         (2) A beneficial owner of securities is one who, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 15, 2000, including, but not limited to, the right to acquire through the exercise of any option, warrant, or right or through the conversion of a security.

         (3) Aggregate voting power is calculated by multiplying the total number of Common shares and Series A shares outstanding by one vote and one-tenth of one vote per share, respectively.

         (4) Vanguard Fiduciary Trust Company, P.O. Box 2900, Valley Forge, PA 19482, is the trustee under the Roy F. Weston, Inc. Retirement Savings Plan ("Retirement Savings Plan"). Under the terms of the Retirement Savings Plan and the Trust Agreement between Vanguard and the Company, a Company committee, appointed by the Board of Directors, has the right to direct the trustee how to vote the shares held by the trustee. Currently, the committee consists of Wayne F. Hosking, Jr., Katherine W. Swoyer, Thomas M. Swoyer, Jr. and Roy F. Weston.

         (5) Reflects ownership as reported on a Schedule 13G, dated January 27, 2000, filed with the SEC by Heartland Advisers, Inc., 789 North Water Street, Milwaukee, WI 53202. This
                  Schedule 13G states that Heartland Advisers, Inc. had sole dispositive power over 990,000 Series A shares, as an investment adviser.

         (6) Reflects ownership as reported on a Schedule 13G, dated January 27, 2000, filed with the SEC by: Franklin Advisory Services, LLC, One Parker Plaza, Sixteenth Floor, Fort Lee, NJ 07024; Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, California 94404, as parent holding company; and Charles B. Johnson and Rupert H. Johnson, Jr., 777 Mariners Island Blvd., San Mateo, California 94404, as Principal Shareholders of Franklin Resources, Inc. This Schedule 13G states that Franklin Advisory Services, LLC, as investment advisor, has sole voting and dispositive power over 625,000 Series A shares.

         (7) Reflects ownership as reported on a Schedule 13G, dated February 11, 2000, filed with the SEC by The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, CA 90017 and Robert Day, 865 South Figueroa Street, Los Angeles, CA 90017. This
                  Schedule 13G states that The TCW Group, Inc. and Robert Day (an individual who may be deemed to control the TCW Group) share voting and dispositive power over 540,800 Series A shares.

         (8) Reflects ownership as reported on a Schedule 13G, dated February 11, 2000, filed with the SEC by Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. This Schedule 13G states that Dimensional Fund Advisors, Inc., as investment advisor, has sole voting and dispositive power over 390,600 Series A shares.

         (9) RFW Partnership Limited is a limited partnership in which RFW Enterprises, Inc., Susan W. Thompson, and Katherine W. Swoyer are general partners. Mrs. Thompson and Mrs. Swoyer are the daughters of Roy F. Weston, and Mrs. Thompson is the wife of Dr. A. Frederick Thompson. Mr. Weston is the President of RFW Enterprises, Inc., which is owned in equal one-third shares by Mr. Weston, Mrs. Thompson and Mrs. Swoyer. Under the partnership agreement, the shares held by the partnership are voted by direction of a majority of the general partners.

         (10) Mrs. Swoyer and Mrs. Thompson share voting power, as trustees under a Deed of Trust dated March 5, 1969, over 162,111 Common shares. Thomas M. Swoyer, Jr., a beneficiary of the trust, is entitled to distribution of 13,509 Common shares from the trust on each of his 30th and 35th birthdays. Jennifer T. Hosking, a beneficiary of the trust who is married to Wayne F. Hosking, Jr., is entitled to distribution of 13,509 Common shares from the trust on her 35th birthday. A minor daughter of Mrs. Swoyer is one of the trust beneficiaries and is entitled to distribution of 13,509 Common shares from the trust on each of her 25th, 30th and 35th birthdays. The trustees of the trust have agreed that the trustees will vote the trust shares as may be directed by the adult beneficiaries of the trust, and that if those instructions are conflicting, they will vote the trust shares pursuant to such instructions, allocating the votes on a pro rata basis based on the adult beneficiaries' respective beneficial ownership interests in the trust. None of the shares reported in the Table as beneficially owned by the trust is included in the shares listed as beneficially owned by Mr. or Mrs. Hosking, Mr. Swoyer, Jr., Mrs. Swoyer or Dr. Thompson.

         (11) Includes the following number of Series A shares which may be obtained upon the exercise of options exercisable within 60 days of March 15, 2000: Mr. Robertson, 47,800 shares, Mr. McCann, 36,960 shares and Mr. Mecaughey, 17,706 shares; and all directors and executive officers as a group, 102,466 shares.

         (12)     Mr. Mecaughey's shares include 1,275 shares owned by his wife.

         (13) All of the shares reported for Ambassador Armitage are owned by Armitage Associates, L.C., a limited liability company in which Ambassador Armitage holds an interest. Ambassador Armitage disclaims beneficial ownership of these shares.

         (14) Of the Common shares reported as beneficially owned by Mr. Hosking, 103,181 shares are owned by his wife and 1 share is owned by his wife as custodian for their minor child. Of the Series A shares reported as beneficially owned by Mr. Hosking, 155 shares are owned by his wife, 4,700 shares are owned by his wife as custodian for their minor child, and 1,944 shares are owned jointly by Mr. Hosking and his wife.

         (15) Of the Common shares reported as beneficially owned by Ms. Swoyer, 76,163 shares are registered in Ms. Swoyer's name as custodian for her minor daughter.

         (16) Of the Series A shares reported as beneficially owned by Mr. Swoyer, 658 shares are owned by his wife.

         (17) Of the Common shares reported as beneficially owned by Dr. Thompson, 341,083 shares are owned by his wife.

         (18) Of the Common shares reported as beneficially owned by Mr. Weston, 70,000 shares are owned by his wife.

         (19) In determining the number of shares held by officers and directors as a group, shares beneficially owned by more than one officer or director have been counted only once.

         (20) All Common shares included in the table are held subject to a Stock Pooling Agreement among the Company and certain holders of the Company's Common shares, including all Common shareholders listed in the Table. In any vote of the Company's shareholders, all Common shares held by the parties to the Stock Pooling Agreement will be voted in accordance with the expressed will of the owners of a majority of those Common shares. The parties to the Stock Pooling Agreement, most of whom are members of the family of Roy F. Weston, hold more than ninety-nine percent of the issued and outstanding Common shares, representing approximately seventy-two percent of the total voting power of all outstanding shares of the Company. The Stock Pooling Agreement was effective January 2, 1998, and is for a five-year period unless terminated sooner in accordance with its provisions. The Stock Pooling Agreement places certain transfer restrictions on the Common shares held by the parties to the agreement and also provides, in certain circumstances, for the Company to exchange those Common shares for an equal number of Series A shares.



                              EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

         Officers are elected annually and hold office until their successors are elected and qualified. The current executive officers of the Company are:

         WILLIAM L. ROBERTSON, J.D., M.P.A., 54, CHIEF EXECUTIVE OFFICER. (See biographical information under the heading "ELECTION OF DIRECTORS" above.)

         PATRICK G. MCCANN, 46, PRESIDENT AND CHIEF OPERATING OFFICER. Mr. McCann joined the Company in October 1996 as Executive Vice President, Strategic Development. He became Chief Operating Officer on June 1, 1997 and President on May 18, 1998. From 1984 to 1996, Mr. McCann was with Chemical Waste Management, an environmental services company based in Oak Brook, IL. From 1995 to 1996, he was President of Advanced Environmental Technical Services, a Chemical Waste Management affiliate. From 1993 to 1995, Mr. McCann was President of the Technical Services Division of Chemical Waste Management. From 1991 to 1993, he was a Vice President of Chemical Waste Management.

         WILLIAM G. MECAUGHEY, CPA, 44, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND TREASURER. Mr. Mecaughey joined the Company in 1991 as Vice President and Corporate Controller. He has served as Chief Financial Officer since May 1997 and became Treasurer in July 1997. Before joining the Company, he was a senior manager with Ernst & Young LLP, an international accounting firm.

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Set out below is the report of the Executive Committee of the Board (the "Committee") on executive compensation. The report outlines the principal components of the Company's executive officer compensation programs in 1999 and describes the basis for the Chief Executive Officer's ("CEO") 1999 compensation.

Executive Officer Compensation Policy

         The Company's compensation philosophy is to ensure that executive compensation is aligned with the interests of the shareholders and directly linked to measurable improvements in corporate performance and increases in shareholder value focusing on:

         - A total compensation package, which is competitive with other companies in the same industry and is designed to attract and retain key executives.

         - Compensation programs which are integrated with the Company's annual and long-term objectives.

         - Compensation opportunities which are directly linked with the performance of the Company.

Compensation Program Components

         Annual Compensation: The 1999 annual compensation of the Company's executive officers was composed primarily of two elements: a base salary and a cash incentive component. The cash incentive component is provided under the Company's Pay for Performance (PFP) program (formerly known as the Salary at Risk (SAR) program). An executive officer's total cash compensation was equal to his base salary plus the PFP component. Each executive officer has a PFP Guideline amount that is equal to a percentage of the executive officer's base salary (known as the PFP Guideline percentage). In 1999, the executive officers' PFP Guideline percentages ranged from 35% to 50% of their base salary. In establishing an executive officer's base salary and PFP Guideline percentage, the Company seeks to create the opportunity for an executive officer to earn cash compensation within the competitive range offered at comparable companies of similar size and complexity. In determining appropriate cash compensation levels, the Committee used data provided by the Company's Human Resources staff. In preparing this data, the Human Resources staff obtained and utilized compensation surveys and comparative analyses of compensation data.

         An executive officer is paid his annual base compensation throughout the year. An executive officer's actual PFP payments, which are made on a quarterly basis, depend on the Company's financial performance as measured by certain objective financial performance criteria. During 1999, the most heavily weighted corporate financial performance criteria were corporate profit (before tax) earned during the year, and annual sales bookings. Other criteria were corporate revenue and billing/cash collection efficiency. These criteria, which included minimum, target and above-target levels, were approved by the Board of Directors as part of the Company's annual operating plan budget. If the Company fails to meet the minimum corporate financial performance goals, an executive officer will receive no PFP incentive compensation. If the Company achieves its target corporate financial performance goals, an executive officer will be paid half of his PFP Guideline amount. If the Company achieves its above-target corporate financial performance goals, an executive officer will receive his full PFP Guideline amount and his total cash compensation should be commensurate with the cash compensation provided to similarly situated executive officers at comparable companies. The PFP program has no maximum incentive amount, and an executive officer can receive more than his PFP Guideline amount if the Company exceeds its above target corporate financial performance goals.

         Long Term Incentive Compensation: In September 1998 the Committee began a review of the Company's long term incentive compensation arrangements for senior management. The Committee was assisted in this review by outside compensation experts. As a result of this review the Board of Directors, on April 1, 1999, approved a new long term incentive compensation program for the Company's executive officers and other members of the Company's senior management (the "senior management long term incentive compensation program"). The principal components of this program are stock options and a cash award that is linked to increases in the Company's share price. Under this program, in 1999 each executive officer received:

         (a) A stock option, granted at fair market value on the grant date, which will vest in 20% annual increments, on the anniversary of the date of grant, beginning one year after the date of grant. These options will also vest, to the extent not previously vested, upon a change in control of the Company; and

         (b) A stock appreciation right ("SAR"), payable in cash, that vests in 25% increments on April 1 of 2001, 2002, 2003 and 2004, equal to the product of
(i) the difference between $2.50 and the exercise price of each outstanding option (for which the exercise price exceeds $2.50) held by the executive officer and (ii) the number of shares subject to each such option, provided that, with respect to a given vesting date for a given option, if the closing market price of the Company's Series A shares has not equaled or exceeded the exercise price of such option in the 12-month period immediately before such vesting date (the "measurement period'), then the amount of the cash SAR award will be reduced to the product of (i) the positive difference, if any, between $2.50 and the highest closing market price of the Series A shares during such measurement period and (ii) the number of shares subject to such option. The cash SAR is payable regardless of whether the underlying option is exercised and vested, upon a change in control of the Company. The SAR has a maximum value of $30,500 in the case of Mr. Robertson, and $136,500 and $64,746, in the case of Messrs. McCann and Mecaughey, respectively.

         In addition, the vesting schedule was amended in respect of certain stock options that were granted in 1997. The vesting schedule in those options had been based on incremental, sustained increases in the market price of Series A shares, with an outside vesting date nine years after the date of grant (or, to the extent not previously vested, upon a change in control of the Company). Under the amended schedule, these options will vest in 20% increments, on the anniversary of the date of the amendment, beginning one year after the date of the amendment. These options will also continue to vest, to the extent not previously vested, upon a change in control of the Company.

         The Committee believes that the senior management long term incentive compensation program will better align the compensation of the Company's executive officers with the goal of increasing the value of the Company's stock, and will also help to ensure that the Company's compensation arrangements are competitive in the markets in which the Company operates.

Chief Executive Officer Compensation

         Annual Compensation: Mr. Robertson's base salary was increased from $275,000 to $288,756 on March 27, 1999. This increase was based on market factors, including comparison with chief executive officer base salary at other relevant companies. During 1999, Mr. Robertson's PFP Guideline percentage was 50 percent of his base salary. His actual 1999 PFP payment totaled $70,812, which was 25% of the base salary paid to him during 1999. Mr. Robertson's 1999 PFP payment was based entirely on the Company's actual financial performance, as measured against the PFP corporate financial performance criteria described above in this Committee Report. The Committee believes that these criteria reflect the level of success of strategies designed and implemented under Mr. Robertson's leadership in order to lead to long-term increases in shareholder value. During 1999, the Company increased sales and revenue, as it continued to invest in new strategic initiatives and more efficient and effective internal financial and communication tools. Since the beginning of 1998, the Company has enjoyed eight straight profitable quarters for the first time since 1992. The Company, in 1999, met or exceeded its target corporate contribution goal, target revenue goal and target sales goal, but did not meet its minimum billing/collection efficiency goals.

         Long Term Incentive Compensation: In addition to Mr. Robertson's annual compensation, in 1997 Mr. Robertson was granted two options to purchase the Company's Series A shares. One of these options was for 22,000 shares and vests in 20% annual increments, beginning one year after the date of grant. The other option was for 100,000 shares and contained incremental vesting provisions that were principally dependent on sustained increases in the market price of the Series A shares. Each of the options has an exercise price of $2.75, which was the market price of Series A shares on the date the options were granted. Under the senior management long term incentive compensation program approved by the Board of Directors on April 1, 1999 (and which is described earlier in this Committee Report), Mr. Robertson received:

          (a) A stock option grant for 95,000 shares of the Company's Series A shares. This option will vest in 20% annual increments on April 1 of each year, beginning in 2000. This option will also fully vest, to the extent not previously vested, upon a change in control of the Company. The exercise price for this option is $2.44, which was the closing price of the Company's Series A Stock on the date of grant. In addition, the vesting schedule was amended for the option for 100,000 shares that had been granted to him in 1997. Under the amended schedule, the options will vest in 20% annual increments on April 1 of each year, beginning in 2000. This option will also continue to vest, to the extent not previously vested, upon a change in control of the Company; and

         (b) A SAR with a maximum potential cash payment of $30,500, which is equal to (i) the difference between $2.50 and the $2.75 exercise price of the options granted to Mr. Robertson in 1997; multiplied by (ii) 122,000 (the number of shares subject to those options). The SAR award will vest in 25% increments on April 1 of each year, beginning in 2001.

The SAR will also vest, to the extent not previously vested, upon a change in control of the Company. The full vested portion of the SAR will be payable only if the closing market price of the Company's Series A shares equals or exceeds $2.75 during the 12 months before the vesting date.

         Submitted By the Voting Members of the Executive Committee of the Board of Directors:

         Katherine W. Swoyer, Chair
         Richard L. Armitage
         Thomas E. Carroll
         Tom Harvey
         Roy F. Weston

                           SUMMARY COMPENSATION TABLE

         The following table shows, for the fiscal years ended December 31, 1999, 1998, and 1997, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to the chief executive officer and all other executive officers of the Company whose cash compensation in 1999 exceeded $100,000 ( together, the "named executive officers").

                                                                                    LONG-TERM COMPENSATION
                                                                      ----------------------------------------------
                                ANNUAL COMPENSATION (1)                         AWARDS                       PAYOUTS
                         ----------------------------------------     ----------------------------------------------
                                                                                         SECURITIES
                                                           OTHER                         UNDERLYING
                                                           ANNUAL      RESTRICTED       OPTIONS/SARS                     ALL OTHER
     NAME AND                                              COMPEN-       STOCK           (OPTIONS/             LTIP       COMPEN-
PRINCIPAL POSITION       YEAR        SALARY     BONUS (2)  SATION        AWARDS            SARS)             PAYOUTS     SATION(3)
------------------       ----        ------     ---------  ------        ------            -----             -------     ---------
William L. Robertson     1999       $285,053     $70,812     N/A           $0          95,000/122,000           $0         $9,748
Chairman and Chief       1998       $275,000     $82,500     N/A           $0               0/0                 $0         $3,564
Executive Officer        1997       $146,636     $12,580     N/A           $0         122,000/0                 $0       $128,719

Patrick G. McCann        1999       $207,308     $77,248     N/A           $0           60,000/81,600           $0         $9,748
President and Chief      1998       $200,000     $90,000     N/A           $0                0/0                $0         $9,832
Operating Officer        1997       $196,154     $40,940     N/A           $0           63,600/0                $0             $0

William G. Mecaughey     1999       $140,115     $24,376     N/A           $0           30,000/33,965           $0         $9,748
Chief Financial          1998       $143,634     $28,350     N/A           $0                0/0                $0         $9,832
Officer and Treasurer    1997       $116,191     $14,291     N/A           $0           28,765/0                $0         $5,381

         (1) The Company has omitted in the Summary Compensation Table, as to each named executive officer, information concerning the value of perquisites and other personal benefits which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

         (2) Includes amounts paid under the Company's Pay for Performance program (formerly known as the Salary-at-Risk program).

         (3) Includes (a) for Mr. Robertson, in 1997, $54,870 in fees and expenses paid to him for his services as Acting President and Chief Executive Officer under his consulting agreement with the Company and $73,849 in relocation expenses; and (b) for Mr. Mecaughey, in 1997, 1998 and 1999, and for Mr. Robertson and Mr. McCann in 1998 and 1999, amounts contributed by the Company under the Company's Retirement Savings Plan.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS AND SAR GRANTS

                    OPTION AND SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information about grants of options to purchase, and stock appreciation rights ("SARs") tied to the price of, Series A shares in the last fiscal year to the named executive officers.

                                                     INDIVIDUAL GRANTS
                              -------------------------------------------------------------------------
                                                        PERCENT OF TOTAL
                                                         OPTIONS/SARS
                               NUMBER OF SECURITIES         GRANTED         EXERCISE OR                           GRANT DATE
                                    UNDERLYING          TO EMPLOYEES IN        BASE          EXPIRATION            PRESENT
                               OPTIONS/SARS GRANTED           1999             PRICE            DATE             VALUE (4)(5)
                                   (OPTIONS (1)/           (OPTIONS/         (OPTIONS/        (OPTIONS/           (OPTIONS/
NAME                                 SARS(2))                SARS)             SARS)            SARS(3))            SARS)
----                                 --------                -----             -----            --------            -----
William L. Robertson               95,000/122,000          23.17/3.78        $2.44/$2.50    4/01/09/ --          $138,700/ --
Patrick G. McCann                  60,000/81,600           14.63/14.69       $2.44/$2.50    4/01/09/ --          $ 87,600/ --
William G. Mecaughey               30,000/33,965            7.32/6.97        $2.44/$2.50    4/01/09/ --          $ 43,800/ --

         (1) The options vest in 20% annual increments beginning on April 1, 2000 (the first anniversary of the date of grant) and, to the extent not previously vested, will fully vest upon a change in control of the Company.

         (2) The number of securities underlying SARs granted in 1999 for each of the named executive officers is equal to the number of Series A shares underlying the stock options that each such officer currently holds. The SARs were granted April 1, 1999 under the Company's senior management long term incentive compensation program. The cash amount payable to each named executive officer vests in 25% increments on April 1 of 2001, 2002, 2003 and 2004, and is equal to the product of (i) the difference between $2.50 and the exercise price of each outstanding option (the exercise price of which exceeds $2.50) held by the named executive officer and (ii) the number of shares subject to each such option, provided that, with respect to a given vesting date for a given option, if the closing market price of the Company's Series A shares has not equaled or exceeded the exercise price of such option in the 12-month period immediately before such vesting date (the "measurement period'), then the amount of the cash award will be reduced to the product of (i) the positive difference, if any, between $2.50 and the highest closing market price of the Series A shares during such measurement period and (ii) the number of shares subject to such option.

         (3) The expiration date of each SAR granted to a named executive officer is the expiration date of each option currently held by the officer, to which such SAR relates. The options held by the named executive officers are grouped by expiration date as follows:

                                                              Number of Options         Expiration Date
                                                              -----------------         ---------------
                           William L. Robertson                     122,000                 7/14/07


                           Patrick G. McCann                         18,000                 10/7/06
                                                                      3,600                 2/18/07
                                                                     60,000                11/17/07

                           William G. Mecaughey                       1,600                 2/14/04
                                                                      1,600                 2/13/05
                                                                      2,000                 2/26/06
                                                                      2,000                 2/18/07
                                                                     26,675                11/17/07

         (4) Grant date present values of the options reported in the table were calculated using the Black-Scholes method of option valuation. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The grant date present values were calculated based on grant date stock price and exercise prices being equivalent, and the following assumptions:

                           Grant Date Present Value                $1.46
                           Term of Option                          10 Years
                           Risk-Free Interest Rate                 5.3%
                           Dividend Yield                          0
                           Stock Price Volatility                  47.2%

                  The risk-free interest rate is estimated based on the yields on seven-year and ten-year treasury bonds with a constant maturity as of the option grant date. The stock price volatility is calculated using the standard deviation of monthly returns on Series A stock over the eight-year period immediately preceding the grant date.

         (5) Grant Date present values of the SARs reported in the table were calculated using the Black-Scholes method of option valuation (based on the same assumptions set forth in footnote
                  4). The grant date present value of each SAR was determined by reference to the stock option to which each such SAR relates, as follows:

                                                                       Expiration Date      Grant Date Present
                                            Number of Options            of Options            Value of SARs
                                            -----------------            ----------            -------------
              William L. Robertson                 122,000                 7/14/07               $ 6,830

              Patrick G. McCann                     18,000                 10/7/06               $ 7,398
                                                     3,600                 2/18/07                   907
                                                    60,000                11/17/07                18,960

              William G. Mecaughey                   1,600                 2/14/04               $ 1,096
                                                     1,600                 2/13/05                   814
                                                     2,000                 2/26/06                   850
                                                     2,000                 2/18/07                   504
                                                    26,675                11/17/07                 8,429

 AGGREGATED OPTION/SAR EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION/SAR VALUES

         The following table sets forth certain information regarding the number and value, as of December 31, 1999, of unexercised options to purchase Series A shares and SARs held by the named executive officers. None of the named executive officers exercised any stock options or SARs during 1999.

                                                                                                        VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES UNDERLYING        IN-THE-MONEY OPTIONS/SARS AT
                                                              UNEXERCISED OPTIONS/SARS AT                DECEMBER 31, 1999
                                                         DECEMBER 31, 1999 (1) (OPTIONS/SARS)               (OPTIONS/SARS)
                                                         ------------------------------------      -------------------------------
                             SHARES
                           ACQUIRED ON      VALUE
          NAME               EXERCISE      REALIZED        EXERCISABLE        UNEXERCISABLE           EXERCISABLE    UNEXERCISABLE
          ----               --------      --------        -----------        -------------           -----------    -------------
William L. Robertson            0            N/A             8,800/0         208,200/122,000              $0/0           $0/0
Patrick G. McCann               0            N/A            12,240/0         129,360/81,600               $0/0           $0/0
William G. Mecaughey            0            N/A             5,586/0          58,379/33,965               $0/0           $0/0

         (1) Includes options for 100,000 shares held by Mr. Robertson, 60,000 shares held by Mr. McCann and 25,000 shares held by Mr. Mecaughey, for which the vesting term was amended in 1999, as described earlier in the Executive Committee Report on Executive Compensation.

PENSION AND RETIREMENT PLANS

         The Company has a defined benefit Retirement Income Plan (the "Retirement Plan"), which was frozen effective June 30, 1997. The Retirement Plan covers all employees of the Company and of certain subsidiaries who, as of June 30, 1997, had attained 21 years of age and completed at least one year of service. The Retirement Plan provides a monthly retirement income benefit. For each year before June 30, 1997 that an employee was a participant, he or she accrued a benefit equal to 1.15% of his compensation for such year up to 75% of the Social Security wage base, plus 1.5% of compensation in excess of 75% of the Social Security wage base. Compensation is defined as a participant's regular earnings from base salary, overtime and incentives. All contributions to the Retirement Plan are made by the Company, and vesting occurs upon a participant's completion of 5 years of service, the attainment of age 65, or upon disability. Benefits are paid following the participant's retirement after age 60 and, in some instances, upon the death of the participant.

         The annual Retirement Plan pension benefit payable on a straight life annuity basis at normal retirement date (age 65) to Mr. Mecaughey is $8,330. No other named executive officer is entitled to any benefits under the Retirement Plan.

INSURANCE AND SUPPLEMENTAL RETIREMENT BENEFITS

         The Company has purchased a last-to-die insurance policy on the lives of Roy F. Weston and his spouse, in the amount of $4 million. The Company is the beneficiary of this policy. The Company has exercised a premium offset option under this policy and the 1999 premium of $259,355 has been offset against policy dividends. The cumulative cash surrender value of the policy, as of December 2, 1999, was $2,305,151, the full amount of which was borrowed by the Company as of that date.

         Each of the named executive officers and certain other senior officers of the Company participate in the Company's Executive Supplemental Benefit Plan (the "Executive Plan"). Under the Executive Plan, upon the death of a participant, the Company will pay a death benefit to the participant's designated beneficiary. Upon the retirement of the participant, supplemental retirement benefits will be paid to the participant for a 15-year period. The amount of the death benefit is based on a determination previously made by the Company's former Compensation Committee. The supplemental retirement benefit is based on that determination and the participant's years of participation in the Executive Plan. The estimated annual supplemental retirement benefit under the Executive Plan, payable upon retirement at age 65, is $42,000 for Mr. Robertson, $42,000 for Mr. McCann and $34,500 for Mr. Mecaughey.

         Ms. Swoyer received from the Company a pre-retirement death benefit, pursuant to the terms of the Executive Plan in which her late husband, Thomas M. Swoyer, participated. Mr. Swoyer was the president of the Company at the time of his death in 1989. In 1999, the Company paid Ms. Swoyer $73,846, representing the final payment to her under the Executive Plan.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

         Employment Agreements: The Company has entered into Employment Agreements with Messrs. Robertson, McCann and Mecaughey (the "executive officers"), dated March 20, 2000. Each of these agreements amends and restates prior employment agreements with the executive officers. In general, these employment agreements provide for the following:

                  (i) Cash compensation - Messrs. Robertson, McCann and Mecaughey are to be paid a base salary of $303,194, $260,000 and $147,680, respectively, subject to periodic review by the Board of Directors. Each executive officer is also entitled to receive certain fringe benefits and to participate in the Company's Pay for Performance incentive compensation program ("PFP"), with a PFP guideline percentage that will annually provide 30% of base salary for Messrs. Robertson and McCann, and 17.5% of base salary for Mr. Mecaughey, if the Company meets its target financial performance criteria established in the annual operating plan budget approved by the Board of Directors. The PFP program is described above in the Executive Committee Report on Executive Compensation ("Executive Compensation Report").

         Each executive officer will also receive a cash bonus in the event of a change in control of the Company on or before July 31, 2001, based on the highest amount of consideration received or receivable by a holder of the Company's Common shares or Series A shares with respect to the shares of each such class in connection with the change in control transaction (the "Per Share Price"), including the value of any Common shares or Series A shares retained by the holder.

         If payment of all or a part of the Per Share Price is conditioned on events occurring after the change in control, the Company is obligated to pay the change in control bonus, or portion thereof, only when and if such condition has expired. The cash bonus is paid to the executive officer only if (i) he was employed by the Company at the time of the change in control or (ii) within six months before the change in control, the Company terminated his employment neither for cause nor due to his death or disability and the Company was engaged in active negotiations with the party or parties to the change in control within 60 days before such termination.

                  (ii) Employment termination - Each executive officer is employed at will. If an executive officer's employment is terminated by the Company for any reason other than for cause, death or disability, or if he resigns his employment for good reason (which includes a material change in his responsibilities, duties or authority; a salary decrease; geographic relocation of his principal working location to a place more than 50 miles from West Chester, PA; or his resignation within 30 days after a change in control of the Company) he will be entitled to severance payments in the amount of his monthly compensation, for twelve months in the case of Messrs. Robertson and McCann, and for nine months in the case of Mr. Mecaughey. Upon such resignation or termination, each executive officer will also be entitled to continuation of certain fringe benefits and to payment of amounts earned under the Company's PFP program or any applicable replacement incentive program. The receipt of such severance benefits, fringe benefits and amounts under the PFP or other programs is conditioned on the executive officer's execution and delivery to the Company of a comprehensive release. Such payments to the executive officer, plus the value of any non-cash benefits payable, will not exceed the maximum amount that the Company could pay to executive officers without subjecting the executive officers to the excise tax under sections 280G and 4999 of the Internal Revenue Code of 1986.

                  (iii) Restrictions on Competition - After employment with the Company ends, certain restrictions are placed on competition by Messrs. Robertson and McCann for a period of 365 days, and on Mr. Mecaughey for a period of 274 days. If an executive officer's employment is terminated for any reason other than for cause or by reason of his disability or if he resigns his employment for good reason, the non-compete period is extended to 730 days for Messrs. Robertson and McCann, and to 548 days for Mr. Mecaughey. In return for the extended non-compete period, in such circumstances the executive officer would be entitled to receive his monthly compensation for an additional period following his last monthly severance payment described above. For Messrs. Robertson and McCann, the additional period is twelve months. For Mr. Mecaughey, the additional period is nine months.

         Under the terms of Mr. McCann's prior employment agreement he was entitled, during 1998 and 1999, to receive special quarterly PFP incentive payments equal to 50% of his regular quarterly PFP payment, if identified corporate profitability goals for the quarter were achieved. His employment agreement also provided for payment, in 2000, of a one-time retention bonus of $100,000 if annual corporate profitability goals for both 1998 and 1999 were achieved, and if he remained as Chief Operating Officer of the Company through December 31, 1999. Each of the special quarterly PFP incentive payments and the one-time retention bonus was earned by Mr. McCann pursuant to the terms of the Agreement.

         In December 1997, the Company and Mr. Robertson entered into an Elective Deferred Compensation Agreement, under which Mr. Robertson has elected to defer $100,000 of his compensation in each of 1998, 1999 and 2000. An election to defer compensation must be made before January 1 of the year in which a deferral is to apply. Deferred funds are treated as though invested in one or more investment funds and are to be distributed to Mr. Robertson in one lump sum on the earlier of a date the Company selects (i) in January 2001 or
(ii) in the calendar month following termination of Mr. Robertson's employment by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, no voting member of the Executive Committee (which serves as the Company's compensation committee for executive officers) was an officer or employee of the Company or any of its subsidiaries. Since May 1998, Mr. Robertson has served as a non-voting member of the Executive Committee, and does not participate in Executive Committee discussions concerning his compensation. Described below are certain transactions between the Company and persons who served on the Executive Committee.

         Roy F. Weston previously served as Chairman of the Board, President and Chief Executive Officer of the Company. In 1997, Mr. Weston and the Company entered into a Continuing Services/Retirement Agreement. Under this agreement Mr. Weston retired from active employment by the Company, but agreed to remain as Chairman Emeritus of the Company and to assist the Board of Directors and the Company's officers and employees. The agreement provides that until his death he will receive an annual principal retirement benefit calculated in the same manner as his salary payment was calculated under a prior employment agreement with the Company, and this benefit will continue to be paid to his wife in the event that he predeceases her. The Continuing Services/Retirement Agreement also provides that Mr. Weston will continue to receive the fringe benefits he received under the prior employment agreement. The Continuing Services/Retirement Agreement also requires the Company's Board of Directors to use its best effort to nominate Mr. Weston and cause his election to the Board of Directors, subject to any legal requirements. If Mr. Weston is not elected to the Board, he will become an ex-officio member of the Board of Directors, subject to any legal requirements. Pursuant to the Continuing Services/Retirement Agreement, $293,458 was paid to or for the benefit of Mr. Weston by the Company during 1999. Mr. Weston also received 3,258 shares of Series A stock under the Roy F. Weston, Inc. Director Stock Compensation Plan during 1999.

         Katherine W. Swoyer is President and sole shareholder of International Corporate Travel Services, Inc. ("Intercorp"), a travel services business that provided services to the Company from 1994 through June 30, 1998. Under a three year agreement, effective January 2, 1996, Intercorp provided these services in return for an annual management fee of $550,000, less all commissions, fees, and other payments received by Intercorp from any travel service vendor/provider in respect of Company-related travel up to a specified maximum amount determined by reference to anticipated annual travel volume. All such commissions, fees, and other payments were paid to the Company. Because of the reduction in the number of Company employees since 1996, and the accompanying decrease in the Company's travel, in 1998 the Company and Intercorp agreed to an early termination of the Intercorp agreement, in return for payment by the Company of an early termination fee of $150,000, payable in three $50,000 installments on June 30 of 1998, 1999 and 2000. In 1999, the net payment by the Company to Intercorp under this early termination agreement was $50,000. To assist in the operation of the Company's travel requirements, and to retain continuity in its travel services, the Company entered into a consulting services agreement (the "Consulting agreement") with Ms. Swoyer, under which she agreed to provide the Company with travel management consulting services designed to assist in the transition to internal travel management and to better control the Company's travel costs. Under the Consulting agreement, which has a term of three years, Ms. Swoyer receives an annual retainer of $125,000 and certain incentive fees, up to a maximum of $25,000 annually, based on reductions in the Company's travel management costs. During 1999, the Company paid Ms.
Swoyer $150,000 under the Consulting agreement.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

         Wayne F. Hosking, Jr. is employed by the Company as Government Relations Director. In 1999, Mr. Hosking was paid $108,094 in salary and incentive payments, including $13,103 for relocation expenses (plus regular employee benefits), and not including his compensation for service as a director.

         Jennifer Hosking is the wife of Wayne F. Hosking, Jr., the daughter of
A. Frederick Thompson, the granddaughter of Roy F. Weston and the niece of Katherine W. Swoyer. Until October 1, 1999 she was employed by the Company as a Principal Business Professional. During 1999 she was paid $48,725 in salary and $38,527 in relocation costs by the Company (plus regular employee benefits).

         The Infrastructure Revitalization Institute ("IRI") is a 501(c)3 not for profit organization whose mission is to promote infrastructure redevelopment as the sustainable choice for growing businesses and communities. Since October 1, 1999, Jennifer Hosking has served as the paid Executive Vice-President of IRI. Jesse Brown, a director of the Company serves as an unpaid member of the Board of Directors of IRI. On August 9, 1999, those members of the Company's Board of Directors who are neither members of the family of Roy F. Weston nor have any affiliation with IRI authorized the Company to enter into a Master Services Agreement with IRI for the performance of certain program development services and to contribute $50,000 to the IRI. This approval was given subject to the following: (a) rates for the performance of services under the Master Services Agreement must be competitive, fair and reasonable; and (b) any task orders that the Company issues to IRI that involve payment for services for which the Company will not be fully reimbursed by the Company's clients, may be issued only with the approval of the Company's chief executive officer or chief operating officer, and may not exceed, in the aggregate, $200,000 during the twelve months following August 9, 1999, unless further approved by the Board of Directors. The Company has contributed $50,000 to IRI and, on November 11, 1999, entered into the Master Services Agreement. Pursuant to the Master Services Agreement, IRI has performed certain program development services for the Company, for which the Company has paid IRI $41,434.79 through February 29, 2000.

         Melissa Kalucki is the daughter of A. Frederick Thompson, the granddaughter of Roy F. Weston, the sister-in-law of Wayne F. Hosking, Jr., and the niece of Katherine W. Swoyer. She is employed by the Company as a Financial Manager. During 1999, she was paid $48,108 in salary (plus regular employee benefits).

         Thomas Kalucki is the son-in-law of A. Frederick Thompson, the brother-in-law of Wayne F. Hosking, Jr. and the spouse of Melissa Kalucki. He was employed by the Company during 1999 as a Proposal Administrator and was paid $40,150 in salary (plus regular employee benefits). He left the Company's employ on December 22, 1999.

         Thomas M. Swoyer, Jr., is employed by the Company as Office Manager of the Company's San Antonio, Texas office and as a Client Service Manager. During 1999 he was paid $59,095 in salary and incentive payments (plus regular employee benefits), not including his compensation for service as a director.

         Jennifer Swoyer is the spouse of Thomas M. Swoyer, Jr. and the daughter-in-law of Katherine W. Swoyer. During 1999, the Company employed her as a temporary Proposal Administrator, for which she was paid $6,233 in salary.

         Thomas C. Lewis, Mr. Robertson's brother-in-law, was employed by the Company as Vice President and Manager, Knowledge Systems and Solutions Group. Mr. Lewis left the Company's employ on October 15, 1999. During 1999, he was paid $136,289 in salary and incentive payments (plus regular employee benefits).

         The Company entered into an Investment and Partnering Agreement (the "Essential Agreement"), effective December 21, 1999, with Essential Technologies, Inc. ("Essential"). Thomas C. Lewis is Vice President - CFO of Essential. Under the Essential Agreement, the Company sold Essential certain computer hardware, software and web-site assets and entered into a strategic alliance agreement with Essential in exchange for (i) the right to purchase certain warrants for Essential stock during 2000 and (ii) a one year $30,000 promissory note from Essential. The computer hardware that was sold to Essential was purchased by the Company during 1999 for $45,018. The software and web-site assets that were sold to Essential were purchased by the Company in March 1998 for $150,000. Determination of the sale price of these assets was based on their book value and the fact that the Company was unable to profitably use the software and web-site assets. The determination of the sale price of these assets was made jointly by Vincent Laino, Vice President and Chief Information Officer of the Company and William L. Robertson.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Series A shares (NASDAQ symbol: WSTNA), for the last five years, to the Russell 2000 Index and to a peer group of companies in the environmental services industry that we have constructed, consisting of EA Engineering Science and Technology, Inc., Ecology & Environment, Inc., GZA Geoenvironmental Tech, Inc., Harding Lawson Associates Group, Inc., IT Group, Inc., Tetra Tech, Inc., TRC Companies, Inc. and Versar, Inc. The graph assumes that the value of an investment in the Company's Series A shares and each index was $100 at December 31, 1994 and that all dividends were reinvested. The stock price performance in the graph below is not indicative of future price performance.

                                  [LINE GRAPH]


COMPARATIVE FIVE-YEAR TOTAL RETURNS

      NAME                   1994        1995         1996        1997        1998        1999
      ----                   ----        ----         ----        ----        ----        ----
Roy F. Weston, Inc.         100.00       89.13       60.87        70.66       47.83       35.88
Russell 2000 Index          100.00      128.44      149.55       182.75      177.76      209.46
Peer Group                  100.00       94.20       83.40       111.30      134.86      124.46

                             INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP ("PWC"), independent accountants, served as the independent auditors of the Company for the year ended December 31, 1999, and have been selected to serve as the independent auditors of the Company for the year ending December 31, 2000. A representative of PWC will be in attendance at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

         Proposals submitted by shareholders for inclusion in the Board of Directors' Proxy Statement and proxy for the 2001 annual meeting of shareholders must be received by the Corporate Secretary of the Company no later than December 1, 2000, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Proposals submitted by shareholders outside of the process described in Rule 14-a-8 of the Securities Exchange Act of 1934, as amended (the "Act"), for the 2001 annual meeting must be received by February 25, 2001.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Act requires directors and certain officers of the Company and persons or entities having beneficial ownership of more than 10% of the Series A shares to file under the Act reports of beneficial ownership and reports of changes in beneficial ownership. Based solely on review of the reports and amendments thereto under Section 16(a) of the Act furnished to the Company during its most recent fiscal year, the Company believes that all reports were filed on a timely basis, except for the following: (1) a Form 5 filed by Mr. Mecaughey in February 1998 inadvertently omitted a description of an option grant to Mr. Mecaughey for 1,765 Series A shares, which was described on pages 12-13 of the Company's Proxy Statement dated April 10, 1998; This grant was included in the Form 5 filed by Mr. Mecaughey in February 2000 and (2) the Form 5 filed by each of Messrs. Robertson, McCann and Mecaughey in February 2000 inadvertently omitted the grant of certain SARs described in the "Summary Compensation" table and the "Option and SAR Grants In Last Fiscal Year" table in this proxy statement; amendments to each such Form 5 were filed in March 2000.


                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report for 1999, containing financial statements for the year ended December 31, 1999, is being furnished with this Proxy Statement to each shareholder of record at the close of business on March 15, 2000.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, UPON WRITTEN REQUEST DELIVERED TO WILLIAM G. MECAUGHEY, CHIEF FINANCIAL OFFICER AND TREASURER, ROY F. WESTON, INC., 1400 WESTON WAY, WEST CHESTER, PENNSYLVANIA 19380-1499. COPIES OF EXHIBITS MAY BE OBTAINED FROM THE SAME ADDRESS UPON WRITTEN REQUEST.



                                            By Order of the Board of Directors,


                                            Arnold P. Borish
                                            Corporate Secretary

April 5, 2000

ROY WESTON COMMON






                               ROY F. WESTON, INC.

                                  COMMON STOCK


            PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2000

            The undersigned hereby appoints William G. Mecaughey and Arnold P. Borish as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 15, 2000, at the Annual
      Meeting of Shareholders to be held on May 15, 2000, or any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

ROY WESTON COMMON


                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                               ROY F. WESTON, INC.
                                   COMMON STOCK

                                  MAY 15, 2000


[arrow]          Please Detach and Mail in the Envelope Provided      [arrow]
--------------------------------------------------------------------------------




A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     WHICH RECOMMENDS A VOTE FOR PROPOSAL 1.

                    FOR  AGAINST    NOMINEES: R.L. Armitage
                                              J.L. Brown
1.  ELECTION OF    [  ]  [  ]                 T.E. Carroll
    DIRECTORS                                 T. Harvey
                                              W.F. Hosking, Jr.
                                              W.L. Robertson
FOR, EXCEPT VOTES AGAINST THE                 K.W. Swoyer
 FOLLOWING NOMINEE(S):                        T.M. Swoyer, Jr.
                                              A. F. Thompson
                                              R. F. Weston
                                              J.H. Wolfe


___________________________                   THIS PROXY, WHEN PROPERLY
                                              EXECUTED, WILL BE VOTED IN THE
                                              MANNER DIRECTED HEREIN BY THE
                                              UNDERSIGNED SHAREHOLDER(S). IF NO
                                              DIRECTION IS MADE, THIS PROXY WILL
                                              BE VOTED FOR PROPOSAL 1.

                                         PLEASE MARK, SIGN, DATE AND RETURN
                                         THIS PROXY IN THE  ENCLOSED ENVELOPE.



                                         COMMON STOCK








SIGNATURE______________ DATE_____ SIGNATURE__________________________ DATE______
                                            SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.

ROY WESTON COMMON





                               ROY F. WESTON, INC.

                              SERIES A COMMON STOCK


            PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2000

            The undersigned hereby appoints William G. Mecaughey and Arnold P. Borish as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 15, 2000, at the Annual Meeting of Shareholders to be held on May 15, 2000, or any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

ROY WESTON COMMON


                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                               ROY F. WESTON, INC.
                              SERIES A COMMON STOCK

                                  MAY 15, 2000


[arrow]         Please Detach and Mail in the Envelope Provided       [arrow]
--------------------------------------------------------------------------------




A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS WHICH
                     RECOMMENDS A VOTE FOR PROPOSAL 1.

                    FOR  AGAINST    NOMINEES: R.L. Armitage
                                              J.L. Brown
1.  ELECTION OF    [  ]  [  ]                 T.E. Carroll
    DIRECTORS                                 T. Harvey
                                              W.F. Hosking, Jr.
                                              W.L. Robertson
FOR, EXCEPT VOTES AGAINST THE                 K.W. Swoyer
 FOLLOWING NOMINEE(S):                        T.M. Swoyer, Jr.
                                              A. F. Thompson
                                              R. F. Weston
                                              J.H. Wolfe


                                              THIS PROXY, WHEN PROPERLY
                                              EXECUTED, WILL BE VOTED IN THE
___________________________                   MANNER DIRECTED HEREIN BY THE
                                              UNDERSIGNED SHAREHOLDER(S). IF NO
                                              DIRECTION IS MADE, THIS PROXY WILL
                                              BE VOTED FOR PROPOSAL 1.

                                         PLEASE MARK, SIGN, DATE AND RETURN
                                         THIS PROXY IN THE  ENCLOSED ENVELOPE.



                                         SERIES A COMMON STOCK








SIGNATURE______________ DATE_____ SIGNATURE__________________________ DATE______
                                            SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.